[FACE OF CERTIFICATE]
COMMON STOCK
NUMBER
HCS
Hyperion(R)Collateralized Securities Fund, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
COMMON STOCK
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that
is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

Hyperion Collateralized Securities Fund, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation, and the Bylaws of the Corporation, and all amendments thereof, copies of which are on file at the principal office of the Corporation and with the Transfer Agent. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
Hyperion Collateralized Securities Fund, Inc.

[SIGNATURE]
SECRETARY

[CORPORATE SEAL]
HYPERION COLLATERALIZED SECURITIES FUND, INC.
CORPORATE SEAL
2003
MARYLAND

[SIGNATURE]
PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

Hyperion Collateralized Securities Fund, Inc.

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the Corporation's counsel that registration is not required under the Act.

A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- (Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list.

For value received,
hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The foregoing sale, assignment or transfer is not valid unless approved by the Corporation below. Hyperion Collateralized Securities Fund, Inc.